EXHIBIT 10.10

CONVERTIBLE PROMISSORY NOTE DATED OCTOBER 11, 2013
TO KENNETH A. CABIANCA

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE CORPORATION OF A FAVORABLE OPINION OF ITS COUNSEL OR SUBMISSION TO THE CORPORATION OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE CORPORATION, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND THE STATE ACTS.

HOMELAND RESOURCES LTD.
A Nevada Corporation

CONVERTIBLE PROMISSORY NOTE

US$7,500.00	October 11, 2013

HOMELAND RESOURCES LTD., a Nevada corporation (the “Corporation”), is indebted and, for value received, promises to pay to the order of Kenneth A. Cabianca (the “Holder”), the sum of Seven Thousand Five Hundred Dollars ($7,500.00) (the “Principal Amount”) with interest at the rate of Fifteen Percent (15%) per annum, in six (6) equal monthly installments of principal and interest beginning February 1, 2014, and continuing for the next five months thereafter.

The Corporation covenants, promises and agrees as follows:

Prepayment. The Corporation may prepay this Note in whole or in part upon thirty (30) days’ notice by paying to the Holder all accrued but unpaid interest on this Note and that portion of the Principal Amount to be paid.

Conversion.  The Holder of this Note shall have the right (a) any time, at such Holder’s option, (b) at any time after maturity, and (c) upon a Default Event (as defined below) to convert the Principal Amount of this Note and accrued but unpaid interest into such number of fully paid and non-assessable shares of the Corporation’s common stock (the “Shares”), as shall be provided herein.

The Holder of this Note may exercise the conversion right provided in this Note by giving written notice (the “Conversion Notice”) to the Corporation of the exercise of such right and stating the name or names in which the stock certificate or stock certificates for the Shares are to be issued and the address to which such certificates shall be delivered. The Conversion Notice shall be accompanied by this Note. The number of Shares that shall be issuable upon conversion of the Note shall equal the dollar amount to be converted divided by Two Cents ($0.02) (the “Conversion Price”).

If the Corporation shall change the number of Shares issued and outstanding while this Note is outstanding by dividend, split, reverse split, or recapitalization, a proportionate adjustment shall be made to the number of Shares to be issued upon the conversion of this Note, and to the Conversion Price herein stated.  In lieu of issuing fractional Shares, fractional amounts shall be rounded to the nearest whole Share.

Conversion shall be deemed to have been effected on the date the Conversion Notice is given (the “Conversion Date”). Within ten (10) business days after receipt of the Conversion Notice, the Corporation shall issue and deliver by hand against a signed receipt therefor or by United States registered mail, return receipt requested, to the address designated by the Holder of this Note in the Conversion Notice, a stock certificate or stock certificates representing the number of Shares to which such Holder is entitled.

The Corporation shall pay all documentary, stamp or other transactional taxes and charges attributable to the issuance or delivery of the Shares upon conversion; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the record Holder of this Note.

The Corporation shall reserve and keep available, free from preemptive rights, unissued or treasury shares of Common Stock sufficient to effect the conversion of this Note while this Note is outstanding.

Default.  The entire unpaid and unredeemed balance of the Principal Amount and all interest accrued and unpaid on this Note shall, at the election of the Holder, be and become immediately due and payable upon the occurrence of any of the following events (a “Default Event”):

(a)
The non-payment by the Corporation when due of principal and interest as provided in this Note or with respect to any other Note issued by the Corporation, which default continues for more than ten (10) days.

(b)
If the Corporation (i) applies for or consents to the appointment of, or if there shall be a taking of possession by, a receiver, custodian, trustee or liquidator for the Corporation or any of its property; (ii) becomes generally unable to pay its debts as they become due; (iii) makes a general assignment for the benefit of creditors or becomes insolvent; (iv) files or is served with any petition for relief under the Bankruptcy Code or any similar federal or state statute; (v) has any judgment entered against it in excess of One Million Dollars ($1,000,000) in any one instance or in the aggregate during any consecutive twelve (12)-month period or has any attachment or levy made to or against any of its property or assets; (vi) defaults with respect to any evidence of indebtedness or liability for borrowed money, or any such indebtedness shall not be paid as and when due and payable; or (vii) has assessed or imposed against it, or if there shall exist, any general or specific lien for any federal, state or local taxes or charges against any of its property or assets.

Each right, power or remedy of the Holder hereof upon the occurrence of any Default Event as provided for in this Note or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Note or now or hereafter existing at law or in equity or by statute, and the exercise or beginning of the exercise by the Holder or transferee hereof of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Holder hereof of any or all such other rights, powers or remedies.

Failure to Act and Waiver. No failure or delay by the Holder hereof to insist upon the strict performance of any term of this Note or to exercise any right, power or remedy consequent upon a default hereunder shall constitute a waiver of any such term or of any such breach, or preclude the Holder hereof from exercising any such right, power or remedy at any later time or times. The failure of the Holder of this Note to give notice of any failure or breach of the Corporation under this Note shall not constitute a waiver of any right or remedy in respect of such continuing failure or breach or any subsequent failure or breach.

Attorney Fees and Costs on Collection. If an attorney is used to enforce or collect this Note for non-payment at maturity or when due, reasonable attorney’s fees and out-of-pocket costs of collection shall be added to the sum then due.

Notices. All notices and communications under this Note shall be in writing and shall be either delivered in person or accompanied by a signed receipt therefore or mailed first-class United States certified mail, return receipt requested, postage prepaid, and addressed as follows: if to the Corporation, to 6801 Los Trechos NE, Albuquerque New Mexico 87109 and, if to the holder of this Note, to the address of such Holder as it appears in the books of the Corporation. Any notice of communication shall be deemed given and received as of the date of such delivery or mailing.

Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, or, where applicable, the laws of the United States.

IN WITNESS WHEREOF, the Corporation has caused this Note to be duly executed under its corporate seal.

ATTEST:	HOMELAND RESOURCES LTD.

/s/ Kenneth A. Cabianca	By:	/s/ Armando Garcia
Armando Garcia, President